Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2008 THIRD QUARTER RESULTS
     CHICAGO, October 23 - GATX Corporation (NYSE:GMT) today reported 2008 third quarter income from continuing operations of $74.0 million or $1.46 per diluted share, compared to income from continuing operations of $63.9 million or $1.21 per diluted share in the third quarter of 2007. Third quarter 2008 results include after-tax benefits of $16.2 million or $.32 per diluted share of income from the sale of real estate and the reversal of certain environmental reserves in Poland. The 2007 third quarter results include a tax benefit of $9.4 million or $.17 per diluted share from a reduction of the statutory tax rates in Germany.
     Net income from continuing operations for the first nine months of 2008 was $167.1 million or $3.31 per diluted share, compared to $144.4 million or $2.63 per diluted share in the prior year period. The 2008 year-to-date results include a cumulative $23.0 million or $.45 per diluted share of benefits from the reversal of tax reserves reported in the first quarter and the real estate gain and environmental reserve benefits reported in the third quarter. The 2007 year-to-date results include tax benefits of $10.3 million or $.18 per diluted share.
     “GATX showed excellent performance during the quarter despite a continued challenging environment,” said Brian A. Kenney, president and chief executive officer of GATX. “Our rail fleet utilization remains at 98%. Average lease renewal rates in the third quarter were essentially flat compared to average expiring rates, as we had expected. General service tank cars, which comprise the core of our railcar fleet, continue to experience stable demand as well as attractive long-term lease rates.
     “At American Steamship Company (ASC), favorable operating and weather conditions and higher water levels contributed to an improvement in results.
     “During the first three quarters of 2008, GATX conducted extensive analyses regarding a number of railcar portfolio acquisition opportunities. Ultimately, our view of the current market value of these portfolios was significantly lower than the view of the sellers, thus these opportunities did not warrant further pursuit. GATX incurred costs of approximately $5 million during this analysis process, all of which was reported as an SG&A expense in the 2008 third quarter. It is possible that other railcar portfolio acquisition opportunities may become available in this environment, and GATX will continue to be diligent in pursuing opportunities should they materialize. Any such transaction will be executed only if it results in attractive returns for our shareholders and the resulting capital structure maintains our continued access to attractively priced capital.
     “Year-to-date results in 2008 have exceeded our expectations due to higher-than-anticipated remarketing activity, strong contribution from our European business and robust scrapping gains. As a result, we expect full-year earnings to modestly exceed the guidance range of $3.15 to $3.35 per diluted share, excluding the $.45 per diluted share aggregate benefit from the items previously mentioned.
     Mr. Kenney concluded, “Recent economic and capital market volatility is unprecedented. While the short-term impact on our business is modest, the impact on intermediate performance is less certain at this time. However, our stable cash flows from committed long-term leases should provide support during these challenging times, and GATX is well positioned to manage through this volatility and capitalize on attractive investment opportunities.”
RAIL
     Rail segment profit was $106.3 million in the third quarter of 2008, compared to $68.5 million in the third quarter of 2007. Rail reported segment profit of $250.4 million year-to-date 2008, compared to $203.8 million in the same period 2007. Segment profit increased year over year primarily due to renewal rate increases in prior quarters, favorable foreign exchange rates affecting our earnings from European operations, and increased income from scrapping. The third quarter and year-to-date results include $20.2 million pre-tax benefits from the real estate gain and environmental reserve reversal reported in the third quarter. These factors were partially offset by a continued increase in maintenance costs and lower remarketing income. Scrapping gains, which are included in Other Income on the Consolidated Statements of Income, were $10.9 million in the third quarter 2008 compared to $4.1 million in 2007.
     At September 30, 2008, Rail’s North American fleet totaled approximately 110,000 cars. Fleet utilization was 97.8%, down slightly from 97.9% in the prior year quarter and at year end. The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 97.6%, up from 96.7% in the third quarter 2007 and 97.2% at year end.
     During the third quarter, lease renewal pricing on cars in GATX’s Lease Price Index (LPI) decreased 0.3% over expiring lease rates, compared to a 5.9% increase in the prior quarter and a 14.6% increase in the third quarter 2007. The average lease term on LPI renewals during the third quarter was 57 months, compared to 63 months in the prior quarter and 70 months in the third quarter of 2007. Total investment volume at Rail was $138.7 million, compared to $127.5 million in the third quarter 2007.
     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 76.4%, down from 81.3% in September 2007 and 81.4% at year end. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, were nearly flat with a decrease of .2% over the first nine months of 2007. Chemical shipments increased 1.7% in the first nine months of 2008 versus 2007.
SPECIALTY
     Specialty reported segment profit of $31.9 million in the third quarter of 2008 compared to $47.4 million in the prior year period. Year to date, Specialty reported segment profit of $92.4 million, compared to $98.4 million in the same period in 2007. On a year-to-date basis, results were driven by higher lease income and strong performance throughout the year from the marine and aircraft engine leasing joint ventures, which partially offset lower remarketing income.
     The Specialty portfolio currently consists of approximately $681.5 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $315.2 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $13.9 million in the third quarter 2008 compared to $10.2 million in the third quarter 2007. Segment profit for the year to date in 2008 was $19.8 million compared to $18.9 million in the same period 2007. Water levels on the Great Lakes have increased in 2008 over 2007, resulting in improved operating efficiency. Demand for vessel capacity is expected to remain solid for the remainder of the year.
DISCONTINUED OPERATIONS
     GATX completed the sale of its aircraft leasing business in January 2007. As a result, the aircraft leasing segment is reported as discontinued operations.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2008 third quarter results. Teleconference details are as follows:
Thursday, October 23rd
11:00 A.M. Eastern Time
Domestic Dial-In:      1-866-550-6338
International Dial-In: 1-347-284-6930
Replay: 1-888-203-1112 / Access Code: 9734139
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(10/23/08)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Gross Income
Lease income	$233.6	$224.8	$703.4	$663.4
Marine operating revenue	98.4	76.3	200.7	156.7
Asset remarketing income	14.5	28.6	44.6	56.3
Other income	33.9	16.5	80.1	49.7

Revenues	380.4	346.2	1,028.8	926.1
Share of affiliates’ earnings	40.1	33.7	81.1	76.0

Total Gross Income	420.5	379.9	1,109.9	1,002.1

Ownership Costs
Depreciation	54.4	49.5	156.5	139.5
Interest expense, net	35.8	32.7	106.3	93.3
Operating lease expense	35.1	38.8	110.8	117.0

Total Ownership Costs	125.3	121.0	373.6	349.8

Other Costs and Expenses
Maintenance expense	65.4	61.7	193.9	172.6
Marine operating expense	73.6	55.1	153.5	113.7
Selling, general and administrative	48.1	42.2	129.1	119.4
Other	7.8	13.7	30.5	33.7

Total Other Costs and Expenses	194.9	172.7	507.0	439.4

Income from Continuing Operations before Income Taxes	100.3	86.2	229.3	212.9
Income Tax Provision	26.3	22.3	62.2	68.5

Income from Continuing Operations	74.0	63.9	167.1	144.4
Income from Discontinued Operations, net of taxes	—	21.7	—	18.5

Net Income	$74.0	$85.6	$167.1	$162.9

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Per Share Data
Basic:
Income from continuing operations	$1.52	$1.31	$3.53	$2.86
Income from discontinued operations	—	0.45	—	0.37

Total	$1.52	$1.76	$3.53	$3.23

Average number of common shares	48.6	48.7	47.3	50.5

Diluted:
Income from continuing operations	$1.46	$1.21	$3.31	$2.63
Income from discontinued operations	—	0.41	—	0.33

Total	$1.46	$1.62	$3.31	$2.96

Average number of common shares and common share equivalents	50.9	53.7	51.1	56.2

Dividends declared per common share	$0.27	$0.24	$0.81	$0.72

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	September 30	December 31
	2008	2007
Assets

Cash and Cash Equivalents	$47.1	$104.4
Restricted Cash	39.1	44.7

Receivables
Rent and other receivables	101.3	91.1
Finance leases	354.7	334.6
Loans	5.7	8.8
Less: allowance for possible losses	(11.0)	(11.0)

	450.7	423.5

Operating Lease Assets, Facilities and Other
Rail	5,075.7	4,908.5
Specialty	271.5	209.7
ASC	372.0	365.6
Less: allowance for depreciation	(1,975.3)	(1,974.4)

	3,743.9	3,509.4

Investments in Affiliated Companies	425.4	317.8
Goodwill	99.8	104.4
Other Assets	288.2	221.4

Total Assets	$5,094.2	$4,725.6

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	142.2	119.6

Debt
Commercial paper and borrowings under bank credit facilities	159.9	247.3
Recourse	2,299.4	2,039.9
Nonrecourse	73.3	—
Capital lease obligations	66.1	72.5

	2,598.7	2,359.7

Deferred Income Taxes	776.2	722.8
Other Liabilities	302.4	374.0

Total Liabilities	3,819.5	3,576.1
Total Shareholders’ Equity	1,274.7	1,149.5

Total Liabilities and Shareholders’ Equity	$5,094.2	$4,725.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$218.5	$14.0	$1.1	$—	$233.6
Marine operating revenue	—	—	98.4	—	98.4
Asset remarketing income	8.5	6.0	—	—	14.5
Other income	35.9	1.6	—	(3.6)	33.9

Revenues	262.9	21.6	99.5	(3.6)	380.4
Share of affiliates’ earnings	14.2	25.9	—	—	40.1

Total Gross Income	277.1	47.5	99.5	(3.6)	420.5

Ownership Costs
Depreciation	45.9	4.2	4.3	—	54.4
Interest expense, net	28.4	4.9	2.4	0.1	35.8
Operating lease expense	34.7	0.4	—	—	35.1

Total Ownership Costs	109.0	9.5	6.7	0.1	125.3

Other Costs and Expenses
Maintenance expense	60.0	0.2	5.2	—	65.4
Marine operating expense	—	—	73.6	—	73.6
Other	1.8	5.9	0.1	—	7.8

Total Other Costs and Expenses	61.8	6.1	78.9	—	146.8

Segment Profit (Loss)	$106.3	$31.9	$13.9	$(3.7)	148.4

Selling, general and administrative					48.1

Income from Continuing Operations before Income Taxes					100.3
Income Tax Provision					26.3

Income from Continuing Operations					$74.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$210.5	$13.2	$1.1	$—	$224.8
Marine operating revenue	—	—	76.3	—	76.3
Asset remarketing income	9.2	19.4	—	—	28.6
Other income	14.3	1.8	0.1	0.3	16.5

Revenues	234.0	34.4	77.5	0.3	346.2
Share of affiliates’ earnings	6.3	27.4	—	—	33.7

Total Gross Income	240.3	61.8	77.5	0.3	379.9

Ownership Costs
Depreciation	41.6	3.7	4.2	—	49.5
Interest expense, net	28.5	3.9	2.4	(2.1)	32.7
Operating lease expense	38.3	0.5	—	—	38.8

Total Ownership Costs	108.4	8.1	6.6	(2.1)	121.0

Other Costs and Expenses
Maintenance expense	55.7	0.3	5.7	—	61.7
Marine operating expense	—	—	55.1	—	55.1
Other	7.7	6.0	(0.1)	0.1	13.7

Total Other Costs and Expenses	63.4	6.3	60.7	0.1	130.5

Segment Profit	$68.5	$47.4	$10.2	$2.3	128.4

Selling, general and administrative					42.2

Income from Continuing Operations before Income Taxes					86.2
Income Tax Provision					22.3

Income from Continuing Operations					$63.9

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$658.5	$41.7	$3.2	$—	$703.4
Marine operating revenue	—	—	200.7	—	200.7
Asset remarketing income	21.7	22.9	—	—	44.6
Other income	78.8	4.5	—	(3.2)	80.1

Revenues	759.0	69.1	203.9	(3.2)	1,028.8
Share of affiliates’ earnings	19.1	62.0	—	—	81.1

Total Gross Income	778.1	131.1	203.9	(3.2)	1,109.9

Ownership Costs
Depreciation	135.7	12.2	8.6	—	156.5
Interest expense, net	84.8	13.0	7.3	1.2	106.3
Operating lease expense	109.7	1.3	—	(0.2)	110.8

Total Ownership Costs	330.2	26.5	15.9	1.0	373.6

Other Costs and Expenses
Maintenance expense	182.0	0.2	11.7	—	193.9
Marine operating expense	—	—	153.5	—	153.5
Other	15.5	12.0	3.0	—	30.5

Total Other Costs and Expenses	197.5	12.2	168.2	—	377.9

Segment Profit (Loss)	$250.4	$92.4	$19.8	$(4.2)	358.4

Selling, general and administrative					129.1

Income from Continuing Operations before Income Taxes					229.3
Income Tax Provision					62.2

Income from Continuing Operations					$167.1

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$622.8	$37.4	$3.2	$—	$663.4
Marine operating revenue	—	—	156.7	—	156.7
Asset remarketing income	28.7	27.6	—	—	56.3
Other income	43.6	5.5	0.1	0.5	49.7

Revenues	695.1	70.5	160.0	0.5	926.1
Share of affiliates’ earnings	15.0	61.0	—	—	76.0

Total Gross Income	710.1	131.5	160.0	0.5	1,002.1

Ownership Costs
Depreciation	121.9	9.3	8.3	—	139.5
Interest expense, net	84.5	11.8	7.5	(10.5)	93.3
Operating lease expense	115.1	2.1	—	(0.2)	117.0

Total Ownership Costs	321.5	23.2	15.8	(10.7)	349.8

Other Costs and Expenses
Maintenance expense	160.4	0.3	11.9	—	172.6
Marine operating expense	—	—	113.7	—	113.7
Other	24.4	9.6	(0.3)	—	33.7

Total Other Costs and Expenses	184.8	9.9	125.3	—	320.0

Segment Profit	$203.8	$98.4	$18.9	$11.2	332.3

Selling, general and administrative					119.4

Income from Continuing Operations before Income Taxes					212.9
Income Tax Provision					68.5

Income from Continuing Operations					$144.4

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	9/30/2008	12/31/2007	9/30/2007
Assets by Segment:
Rail	$4,943.4	$4,907.8	$4,758.9
Specialty	653.8	497.9	496.6
ASC	296.0	291.8	295.0
Other	167.0	114.9	71.8

Total Assets, Excluding Cash (a)	6,060.2	5,812.4	5,622.3

Investment Volume
Quarter	228.2	—	184.8
Year to Date	444.8	634.0	417.7

Non-performing Investments	19.4	20.1	20.3

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	112.8	142.9	66.1
Debt:
On Balance Sheet
Recourse	2,299.4	2,039.9	1,996.4
Nonrecourse	73.3	—	—

Off Balance Sheet
Recourse	834.0	906.0	899.9
Nonrecourse	218.2	329.9	333.1

Capital Lease Obligations	66.1	72.5	54.7

Total Borrowings, Net of Unrestricted Cash	$3,603.8	$3,491.2	$3,350.2
Total Recourse Debt (b)	3,312.3	3,161.3	3,017.1
Shareholders’ Equity	1,274.7	1,149.5	1,089.7

Recourse Leverage	2.6	2.7	2.8

Asset Remarketing Income from Continuing Operations		Full Year

Disposition Gains on Owned Assets	8.4	54.8	28.3
Residual Sharing Income	6.1	6.6	0.3

Total Asset Remarketing Income	14.5	61.4	28.6

North American Railcar Data
Fleet Utilization (End of period)	97.8%	97.9%	97.9%
		Full Year

Beginning of Period Fleet Size	110,195	110,478	110,768
Additions	1,535	6,019	1,240
Scrapped/Sold	(1,856)	(4,052)	(801)

Ending Fleet Size	109,874	112,445	111,207

(a)	Includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash